Exhibit 32

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Frank Sorrentino III and William S. Burns hereby jointly certify as follows:

They are the Chief Executive Officer and the Chief Financial Officer, respectively, of ConnectOne Bancorp, Inc. (the “Company”);

To the best of their knowledge, the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 (the “Report”) complies in all material respects with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

To the best of their knowledge, based upon a review of the Report, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 3, 2014	By:	/s/ Frank Sorrentino III

Frank Sorrentino III
Chairman and Chief Executive Officer

Date: March 3, 2014	By:	/s/ William S. Burns

William S. Burns
Executive Vice President and Chief Financial Officer